EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73966) pertaining to the Fifth Amended and Restated 1999 Stock Option Plan, the dj Orthopedics, Inc. 2001 Omnibus Plan, the dj Orthopedics, Inc. Employee Stock Purchase Plan, and the dj Orthopedics, Inc. 2001 Non-Employee Directors’ Stock Option Plan of dj Orthopedics, Inc.; in the Registration Statements on Form S-3 (No. 333-111465, No. 333-112943 and No. 333-115768) pertaining to the registration of shares of dj Orthopedics, Inc. common stock, of our reports dated February 22, 2005, with respect to the consolidated financial statements and schedule of dj Orthopedics Inc., dj Orthopedics Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of dj Orthopedics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

San Diego, California

March 1, 2005